Exhibit 10.168

The following

EMPLOYMENT CONTRACT

is concluded between

CENTURY CASINOS EUROPE GMBH
.
(hereinafter referred to as the “Company”)

and

DR. CHRISTIAN GERNERT
(hereinafter referred to as “Employee”)

1.	EMPLOYMENT AND TERM

Employee has been employed by Company since March 1, 2005 and has been appointed as Geschaeftsfuehrer (Managing Director) of Company on September 12, 2005. This Contract now puts in writing the mutual agreements with regard to Employee’s employment by Company.

Employee shall be employed by Company for an indefinite period of time, unless the provisions hereunder provide otherwise.

2.	RESPONSIBILITIES, ESSENTIAL FUNCTIONS OF THE POSITION

Employee shall carry out his duties and responsibilities pursuant to this Contract to the best of his abilities and with the professional care of a qualified and reliable manager and shall comply with the policies and guidelines established by the Century Casinos Inc’s Executive Committee which may from time to time appoint one of its members under this Contract to carry out its functions.

Employee will report to Erwin Haitzmann directly or to any other person to be determined by Erwin Haitzmann or the Executive Committee of Century Casinos, Inc.

3.	WORKING HOURS

The regular working hours of 40 hours weekly shall apply.

Employee shall perform overtime as may be required from time to time and the Annual Base Salary and the Bonus payable under this Contract are deemed to compensate Employee. for all claims for overtime.

4.	ANNUAL BASE SALARY

Effective January 1, 2006, Employee will be paid by the Company for carrying out his duties and responsibilities under this Contract an annual base salary of (gross) US$ 120.000,00 (hereinafter referred to as the "Annual Base Salary") payable in 14 installments. 12 installments (monthly salary) are to be paid at the end of every month, and one installment is to be paid together with the aforementioned installment of June and one installment is to be paid together with the aforementioned installment of November.

If this Contract commences or ends during the course of a calendar year, the Annual Base Salary will be calculated and paid on a pro rated basis.

5.	ANNUAL BONUS

On or before 31 December of each year, the Parties will mutually agree upon the terms and maximum amount of the variable bonus for the following calendar year (referred to herein as the “Variable Bonus”). For the calendar year 2005 the Parties have mutually agreed on a Variable Bonus of up to US$ 41,667.

If this Contract commences or ends during the course of a calendar year, the Bonus that may have accrued will be calculated and paid on a pro-rated basis.

6. BUSINESS TRAVELS

 Employee will be reimbursed for all reasonable expenses relating to accommodations and meals when traveling on business, all in accordance with the Company’s policies.
 This reimbursement will be handled on the basis of receipts.

7. BUSINESS LOCATION

 The business location of Employee for the aforementioned functions is Vienna.

 The function of Employee and the fulfillment of his obligations and/or duties pursuant to this Contract require that Employee frequently travels in Europe as well as overseas.

8. OTHER FUNCTIONS

 During the term of this Contract, Employee shall take over and carry out official functions in the Company and/or in companies that are associated with the Company (i.e.
 “konzernangehörige Unternehmen”) as well as memberships and offices in trade organizations and lobby groups that relate to the business objectives of the Company, provided that these functions are assigned to him or approved in writing by the Executive Committee of Century Casinos, Inc. and are compatible with the work burden of
 Employee.

 Employee will resign from all such memberships and offices upon request of the Company.

    9. SECONDARY OCCUPATIONS/INTERESTS

 Employee shall assume his responsibilities under this Contract on a full-time basis and shall devote his entire skills and efforts to the Company.

 Employee shall not without the prior written approval of the Company engage in the following during the term of this Contract and employment:

a)	engage in any other business activity on a self-employed basis or as an employee. This applies in particular to activities engaged in on behalf of third parties that are of a part-time or of a consulting nature;

b)	assume official functions in another legal entity or assume or carry out the function of a managing director; or

    c)         assume or carry out functions in economic organizations and interest groups/lobbies.

 The Company will be entitled to revoke at any time and without giving any reasons its permission to engage in any activities that had previously been authorized; in such case Employee must physically give up such activity within a reasonable period of time.

    10. VACATION

 Employee shall be entitled to a vacation as regulated by Austrian law. If employment is commenced or terminated during the course of a calendar year, this vacation entitlement will be prorated. Saturdays are not considered to be working days.

 The vacation entitlement will be lost after three (3) years have elapsed from the end of the calendar year during which the vacation entitlement originated. Any vacation entitlement that is used will be considered to have been the oldest outstanding vacation entitlement.

 During the term of employment there shall, to the extent legally possible, be no compensation paid by the company for vacation not taken by Employee (i.e. "eine Abgeltung des w’hrend der Dauer des Anstellungsvertrages nicht realisierten Urlaubs ist ausgeschlossen").

 To the extent legally possible there shall also be no compensation paid by the company upon termination of this Contract for vacation not taken by Employee (i.e. “soweit gesetzlich zul’ssig besteht kein Anspruch des Angestellten auf Abgeltung des wegen Beendigung des Arbeitsvertrages nicht mehr realisierbaren Urlaubs”).

    11. TERMINATION, PAYMENTS UPON TERMINATION

a)
This Contract shall remain in force and effect for an indefinite period of time, unless terminated pursuant to the provisions hereunder. The Contract terminates automatically on the month-end in which Employee reaches the statutory retirement age or if he applies for a statutory early retirement pension.

b)
This Contract and employment may be terminated by either party at the last day of each calendar quarter with 90 days written notice. During the aforementioned notice-period the Company will, subject to the following provisions of this Contract, continue to pay the compensation pursuant to articles 4 and 5 of this Contract.

c)	Employee has to comply with all the provisions of this Contract during the aforementioned notice-period of termination.

d)
If Employee is terminated within three years from a Change of Control (as defined below), Company will pay Employee a severance amount equal to one year of his Base Salary; and a payment equal to the bonus received by Employee for the year preceding his termination under this article; and all stock options Employee has received under an equity incentive plan shall vest immediately. For the purpose of this article 11. (d), “Change of Control” shall mean any of the following: (a) any person or entity (not affiliated with the Employee or with other employees or the members of the board of directors of Century Casinos, Inc. as of the effective date of this Contract) becoming the beneficial owner of a majority of the voting rights of Century Casinos, Inc. then outstanding securities; (b) the triggering of the issuance of stock rights to shareholders pursuant to Century Casinos, Inc.’s stock rights agreement, as amended from time to time; (c) the replacement, or rejection (i.e. through a proxy fight), of one or more person(s), nominated to be director(s) by Century Casinos, Inc.’s board of directors before any Change of Control; (d) the election of one or more persons to Century Casinos, Inc.’s board of directors that have not been nominated by the Century Casinos, Inc.’s board of directors before any Change of Control; (e) holders of Century Casinos, Inc.’s securities approve a merger, consolidation or liquidation of Century Casinos, Inc.

e)	The right of both Parties to terminate this Contract immediately for important reasons is reserved.

12.	CONFIDENTIALITY

 Employee shall refrain at any time following the termination of this Contract, from using confidential company or business related information of any member of the Century
 Casinos group of companies to which he gained access during the term of his employment with the Company either for himself or for other persons for work-related purposes.
 This provision applies regardless of whether the work is done as an employee, entrepreneur, in a self-employed function or on a contract, project-by-project or consulting basis.

 Furthermore, Employee agrees to refrain from disclosing to others or to the public during and after the termination of this Contract, confidential company or business related information of any member of the Century Casinos group of companies to which he gained access during the term of his appointment/employment with the Company.

 In the event that Employee breaches the provisions of this paragraph, a conventional penalty of the greater of the damages actually suffered by the Company or EUR 50'000.--
 is to be paid by Employee for each breach. It is understood that the payment of the conventional penalty does not remove the obligation of Employee to refrain from these activities. The Company has the right to enforce this provision in Court.

    13. GENERAL PROVISIONS

a)
This Contract constitutes the entire and only employment Contract between the Company and Employee. Any representation, promise or condition between parties not incorporated herein shall not be binding upon either party. This Contract supersedes all prior negotiations, proposals and contracts made or entered into between the parties.

Amendments to and alterations of this Contract shall be valid only if they are made in writing and signed by the party sought to be bound thereby.

b)
If any provision of this Contract should prove invalid for any reason whatsoever, this Contract shall remain binding between the parties and in full force and effect except for such invalidated provision.

c)
This Contract will be governed by and construed according to Austrian law. Any disputes arising under this Contract and any action brought to enforce this Contract must be brought exclusively in front of the relevant Austrian Court.

Century Casinos Europe GmbH
Place and Date:                  Place and Date:
Vienna, November 1, 2005          Vienna, November 1, 2005
/s/ Erwin Haitzmann                    /s/ Christian Gernert